Exhibit (c)(11)

Exhibit (c)(11)

Presentation to J.Crew Goldman Sachs

Goldman, Sachs & Co. November 20, 2009

Table of Contents

Goldman Sachs

I. Market Perspectives on J.Crew and Comparison to Peers II. Capital Structure Alternatives for J.Crew Appendix A: Supplemental Materials

Goldman Sachs does not provide accounting, tax, or legal advice. Notwithstanding anything in this document to the contrary, and except as required to enable compliance with applicable securities law, you (and each of your employees, representatives, and other agents) may disclose to any and all persons the US federal income and state tax treatment and tax structure of the transaction and all materials of any kind (including tax opinions and other tax analyses) that are provided to you relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind.

I. Market Perspectives on J.Crew and Comparison to Peers

Goldman Sachs

Market Perspectives on J.Crew and Comparison to Peers 1

J.Crew Stock Has Rallied Since March Lows Outperforming Specialty Softlines Peers

Goldman Sachs

Since IPO (28-Jun-2006)

250%

220%

190%

69.4%

160%

Price

Indexed 130%

100% (9.5)%

(10.9)%

70%

40%

10%

Jun-06 Jan-07 Aug-07 Mar-08 Sep-08 Apr-09 Nov-09

Daily from 28-Jun-2006 to 17-Nov-2009

J Crew Specialty Softlines Index S&P 500

YTD

380%

254.8%

340%

300%

260%

Price

220%

Indexed 87.3%

180%

140%

22.9%

100%

60%

Jan-09 Feb-09 Apr-09 Jun-09 Aug-09 Sep-09 Nov-09

Daily from 01-Jan-2009 to 17-Nov-2009

J Crew Specialty Softlines Index S&P 500

Source: Bloomberg

Note: Specialty Softlines Index includes Abercrombie, Aeropostale, American Apparel, American Eagle, Ann Taylor, Bebe Stores, Buckle, Chico’s, Coach, Coldwater Creek, Dress barn, Gap, Guess?, Hot Topic, Limited Brands, Talbots, Urban Outfitters, Wet Seal and Zumiez

Market Perspectives on J.Crew and Comparison to Peers 2

Analysts Are Supportive of Strategy and Bullish on Growth

Analyst Estimates[1]



High
Median
Low
$2.63
$2.30
$1.98
$2.11
$1.91
$1.58
$1.71
$1.59
$1.55
FY 2009
FY 2010
FY 2011

Recommendations[2]



Sell
4%
Buy
42%
Hold
54%

EPS Estimates



Yearly EPS Estimate (in USD)
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
Jul-06
Feb-07
Sep-07
Mar-08
Oct-08
Apr-09
Nov-09
Monthly from 31-Jul-2006 to 17-Nov-2009
2006
2007
2008
2009
2010
2011
$0.98
2006A
$1.05
2007A
$0.85
2008A
$2.30
2011E
$1.91
2010E
$1.59
2009E

Research Commentary

On Strategy and Future Growth:

— "From a growth perspective, there is some opportunity to add core J.Crew stores, it has larger exposure to the faster-growing online business, and management's history suggests a higher probability of success with new concepts than many peers" *GS Research, Oct 22, 2009*

— "With just 216 Full Priced Retail stores, 78 Factory locations, and a handful of Crewcuts and Madewell locations, we believe the company has a rare longer-term square footage growth story across all of its concepts and the opportunity to more than double its current store base" *J.P.Morgan, August 31, 2009*

— "Rather, future growth lies in the nascent women's-only Madewell concept, whose store growth potential is expected to equal or exceed that of J.Crew's… We think Madewell will be successful for several reasons: 1) A favorable rent environment 2) Sharper pricing 3) CEO is highly invested 4) Management expertise in building a denim business" *MKM Partners, October 28, 2009*

— "Longer-term, we believe strengthening momentum at Madewell (including pending eCommerce launch in 2010) could lead to reduced drag on overall company earnings. Further, we believe JCG remains one of the best-in-class retailers that possess attractive growth and solid brand positioning" *Wedbush, October 22, 2009*

— "We like the Madewell concept and are encouraged by the initial interest and feedback from customers and believe this could potentially turn into a viable growth driver for JCG in a few *years" Needham, October 22, 2009*

On Valuation:

— "We are increasing our TP from $38 to $45 based on our DCF-based CS HOLT analysis. We assume asset growth consistent with square footage growth in our model and Cash Flow Return on Investment (CFROI) of 18% in F09 increasing to 20% in F13. Our $45 TP also represents approximately 22.5x our F10 estimate." *Credit Suisse, October 22, 2009*

— "We believe a premium valuation is warranted given a stronger growth profile, fundamental momentum and upside bias to earnings… In our view, JCG is fairly valued at 22x 2010 P/E and 9x EV/EBITDA.This is a slight premium to the group average and fairly in line with the company's three-year history" *Jefferies, October 22, 2009*

Source: Wall Street research and IBES as of 17-Nov-2009
[1] *EPS FY 2009, FY 2010 and 2011.*
[2] *Based on 24 analysts' recommendations.*

Market Perspectives on J.Crew and Comparison to Peers 3

J.Crew’s Compelling Growth Profile…

Goldman Sachs

Company FY 09 – FY 11 Revenue Growth1 FY 09 – FY 11 EBITDA Growth1 LT EPS Growth

7.9% 10.9% 17.0%

14.4% 13.9% 20.0%

12.4% 11.2% 17.5%

9.1% 21.2% 20.0%

7.7% 14.8% 14.5%

7.3% 4.3% 14.0%

6.7% 4.9% 15.0%

6.0% 16.9% 15.0%

5.4 % NM Median: 12.5% 12.0%

4.5% 30.7% 15.0%

3.6 % Median: 5.4% 27.7% 14.0%

Median: 15.0%

2.8% -0.6% 11.0%

2.7% 0.0% 15.0%

2.0% 1.7% 11.0%

1.6% 7.3% 12.0%

(2.3)% NA 17.5%

NA NA 25.0%

NA NA 11.0%

NA NA 22.5%

Source: 1 Wall Street Estimates as of 17-Nov-2009 Reflects FY2009E-FY2011E CAGR.

Market Perspectives on J.Crew and Comparison to Peers 4

…and Strong EBITDA Margin…

Goldman Sachs

FY2009E EBITDA Margin

34.7% Median: 11.8%

24.1%

21.6%

18.7% 17.7%

14.9% 16.0%

13.3% 12.5% 12.3% 11.4% 10.5% 9.5%

8.3% 7.8%

6.5% 4.7% 4.1% 3.8%

J. Crew

Coach

Buckle

Urban

Outfitters

Aeropostale

Guess?

Gap

American

Eagle

Limited Brands

Abercrombie & Fitch

Dress Barn

Chico’s

American

Apparel

Hot Topic

Zumiez

Wet Seal

AnnTaylor

Coldwater

Creek

Bebe Stores

FY2010E EBITDA Margin

35.0% Median: 13.8%

24.0% 22.9%

18.4% 18.3%

16.0% 16.4% 15.5% 15.1% 13.8% 13.7% 12.9%

10.1% 9.5% 8.4% 7.6% 7.5%

6.3%

NA

J. Crew

Coach

Buckle

Urban

Outfitters

Guess?

Aeropostale Gap

American

Eagle

Abercrombie & Fitch

Chico’s

Limited Brands

American Apparel

Zumiez

Hot Topic Wet

Seal Bebe Stores

AnnTaylor

Coldwater Creek

Dress Barn

Source: IBES and Bloomberg. Market Data as of 17-Nov-2009

Market Perspectives on J.Crew and Comparison to Peers 5

… Are Reflected in the Premium Valuation to Specialty Softlines Peers

($ in millions, except for the ratios)

Goldman Sachs

Market Cap FY09 EV/EBITDA FY10 P/E LT EPS Growth FY10 PEG

$2,944 12.3x 22.7x 17.0% 1.3x

$15,647 6.0x 13.7x 11.0% 1.2x

$11,176 8.6x 15.3x 14.0% 1.1x

$5,834 13.4x 22.5x 20.0% 1.1x

$5,803 7.0x 15.0x 12.0% 1.3x

$3,687 9.1x 23.1x 14.5% 1.6x

$3,630 9.3x 15.4x 17.5% 0.9x

$3,207 7.0x 15.1x 12.0% 1.3x

11.8x 25.4x 15.0% 1.7x

$2,408

Median: 1.2 x

4.8x 9.6x 15.0% 0.6x

$2,231

8.7x 16.3x 11.0% 1.5x

$1,533 Median: 15.0%

Median: $ 1,882 Median: 7.9 x

5.7x 10.4x 11.0% 0.9x

$1,383

7.8x 35.7x 14.0% 2.6x

$797

11.5x NM S&P: 14 .3 x 15.0% NM

$531

14.2x NM Median: 15.1x 17.5% NM

$485

5.5x 11.9x 22.5% 0.5x

$342

8.1x 24.6x 20.0% 1.2x

$338

3.4x 14.1x 15.0% 0.9x

$298

6.6x 8.1x 25.0% 0.3x

$236

Source: Wall Street Estimates as of 17-Nov-2009

Market Perspectives on J.Crew and Comparison to Peers 6

Goldman Sachs

II. Capital Structure Alternatives for J.Crew

Capital Structure Alternatives for J.Crew 7

J Crew Spectrum of Alternatives

Goldman Sachs

1 Repay Remaining Debt 2 Share Repurchase 3 Special Dividend 4 Initiate On-Going Dividend Overview Repay remaining Use excess cash (after Use excess cash (after Initiate ongoing dividend outstanding debt ($98 debt paydown) to debt paydown) to pay million) with cash on the repurchase shares special dividend to balance sheet shareholders

Discussion The Company is still in Signals management Returns cash to Long-term commitment, Points the growth mode with view that stock is shareholders which leaves less the store growth potential undervalued Company with less

Dilutive to earnings but for both J Crew and flexibility

Highly accretive to accretive to value

Madewell concepts ? May signal maturity of earnings

Does not allow for core business and

The Company

Shareholders can self- shareholders to “opt in” slowdown in growth maintains lower cash select whether to tender balance as a their share percentage of market capitalization than most of its specialty softlines peers

Capital Structure Alternatives for J.Crew 8

Current Plan Implies Cash Balance of over $1.0 billion by 2014

($ in millions)

Goldman Sachs

CAGR CAGR

FY 2007 A FY 2008 A FY 2009 E FY 2010 E FY 2011 E FY 2012 E FY 2013 E FY 2014 E ‘07A- ‘09E ‘09E- ‘14E

Net Income $ 98 $ 54 $ 95 $ 112 $ 136 $ 166 $ 200 $ 242 (1.8)% 20.5%

D&A 34 44 48 52 57 60 61 60

Working Capital 7 34 8 17 6 12 19 26

in Working Capital (32) (15) (39) 9 (11) 6 6 7

Capital Expenditures 81 78 51 51 54 60 60 59

Other 36 5 3 30 18 16 16 16

Free Cash Flow $ 120 $ 40 $ 135 $ 134 $ 168 $ 176 $ 211 $ 252 6.0% 13.3%

Share Repurchases (1) (0) (0) 0 0 0 0 0

Repurchases of Preferred stock 0 0 0 0 0 0 0 0

Dividends paid 0 0 0 0 0 0 0 0

Cash $ 132 $ 146 $ 280 $ 411 $ 576 $ 660 $ 870 $ 1,123

Total Debt 125 100 98 95 93 0 0 0

Adj. Debt (1) 501 599 637 676 734 806 885 970

Growth and Margins

Number of Stores 260 300 324 337 366 403 440 477

New Stores Growth (%) 14.5% 15.4% 8.1% 4.0% 8.6% 10.1% 9.2% 8.4%

Comp Store Sales (%) 5.6% (4.0)% 0.2% 1.8% 2.7% 3.1% 3.7% 3.9%

Credit Stats

Debt / EBITDA 0.6 x 0.7 x 0.5 x 0.4 x 0.3 x 0.0 x 0.0 x 0.0 x

Adj. Debt / EBITDAR 2.4 x 4.3 x 3.0 x 2.8 x 2.6 x 2.4 x 2.2 x 2.1 x

EBITDAR / Interest + Rent 3.7 x 2.7 x 3.5 x 3.6 x 3.8 x 4.1 x 4.3 x 4.4 x

Source: Public filings, Management Projections

(1)	Rent Expense adjusted based on Moody’s methodology.

Capital Structure Alternatives for J.Crew 9

J Crew Current Management Plan Comparison to Street

Goldman Sachs

($ in millions, except per share data)

CAGR

FY 2008 A FY 2009 E FY 2010 E FY 2011 E ‘08A- ‘11E

Store Growth and Comps

SSS (Management) (4.0)% 0.2% 1.8% 2.7%

SSS (Street) (1) (4.0)% 1.5% 3.0% 4.0%

Number of Stores (Management) 300 324 337 366 6.9%

Number of Stores (Street) (1) 300 321 340 359 6.2%

Income Statement

Revenue (Management) $ 1,428 $ 1,517 $ 1,611 $ 1,748 7.0%

% Growth 7.0% 6.2% 6.2% 8.5%

Revenue (Street) $ 1,428 $ 1,546 $ 1,671 $ 1,800 8.0%

% Growth 7.0% 8.3% 8.1% 7.7%

EBITDA (Management) $ 141 $ 211 $ 244 $ 288 26.9%

% Margin 9.8% 13.9% 15.1% 16.4%

EBITDA (Street) $ 141 $ 231 $ 268 $ 314 30.8%

% Margin 9.8% 14.9% 16.0% 17.5%

EPS (Management) $ 0.85 $ 1.48 $ 1.73 $ 2.09 35.1%

% Growth (45.2)% 74.6% 17.5% 20.3%

EPS (Street) $ 0.85 $ 1.59 $ 1.91 $ 2.30 39.6%

% Growth (45.2)% 88.0% 20.1% 20.4%

Cash Flow

Capex (Management) $ 78 $ 51 $ 51 $ 54 (11.6)%

Capex (Street) (1) $ 78 $ 55 $ 65 $ 76 (0.5)%

Source: Public filings, Management Projections and Wall Street Research

(1)	Same-store sales, number of stores and Capex are based on Goldman Sachs Research.

Capital Structure Alternatives for J.Crew 10

Goldman Sachs

Apparel Retailers Retain a Large Portion of Cash on Their Balance Sheet

Cash as % of Market Capitalization


Median: 15.9%
6.9%
42.1%
41.4%
27.5%
26.7%
26.3%
24.3%
19.9%
16.5%
16.1%
15.7%
13.6%
11.8%
11.6%
11.0%
9.1%
8.9%
4.9%
3.7%

	J. Crew	Wet Seal	Bebe Stores	Hot Topic	Limited Brands	AnnTaylor	Zumiez	Dress Barn	American Eagle	Coldwater Creek	Chico's	Gap	Buckle	Abercrombie & Fitch	Aeropostale	Guess?	Coach	Urban Outfitters	American Apparel
Cash	$204	$144	$201	$82	$1,550	$210	$82	$305	$530	$85	$378	$2,131	$163	$426	$245	$330	$995	$289	$9
% of Revenue	14.0%	25.3%	35.5%	10.7%	18.0%	11.0%	20.5%	9.1%	18.1%	8.8%	23.6%	15.2%	19.1%	13.5%	12.1%	16.1%	30.7%	15.8%	1.6%

Adjusted Debt to EBITDAR


Median: 3.4 x
3.3 x
8.0 x
7.3 x
6.3 x
5.7 x
5.6 x
4.8 x
4.8 x
4.3 x
3.5 x
3.3 x
3.2 x
2.7 x
2.4 x
2.3 x
2.0 x
1.5 x
1.4 x
1.0 x

	J. Crew	Coldwater Creek	AnnTaylor	Bebe Stores	American Apparel	Wet Seal	Limited Brands	Zumiez	Chico's	Hot Topic	Abercrombie & Fitch	American Eagle	Gap	Urban Outfitters	Guess?	Aeropostale	Dress Barn	Buckle	Coach
CR	BB- / WR	NA / NA	NA / WR	NA / NA	NA / NA	NA / NA	BB / Ba3	NA / NA	NA / NA	NA / NA	NA / NA	NA / NA	BB+ / WR	NA / NA	NR / WR	NA / NA	NA / NA	NA / NA	NA / NA

Source: Company Filings and Bloomberg. Market Data as of 17-Nov-2009

Capital Structure Alternatives for J.Crew 11

Use of Cash Benchmarking

J.Crew vs. Peers

($ in millions except per share data)

Total Cash

Goldman Sachs

Capex % of

Operating Operating Cash Share Total Cash % of Operating

Cash Flow Capex Flow Dividends Repurchases Returned Cash Flow

J Crew $ 439 $ 229 52.1% $ 0 $ 1 $ 1 0.3%

Abercrombie & Fitch 1,777 1,077 60.6% 184 338 522 29.4%

Aeropostale 596 222 37.2% — 326 326 54.7%

American Eagle 1,244 722 58.1% 242 525 766 61.6%

AnnTaylor 571 355 62.2% — 547 547 95.7%

Bebe Stores 187 86 46.0% 36 67 103 55.2%

Buckle 383 131 34.3% 76 31 107 27.9%

Chico’s 529 419 79.2% — 1 1 0.2%

Coach 2,673 539 20.2% 24 1,790 1,814 67.9%

Coldwater Creek 237 265 NM — 25 25 10.6%

Dress Barn 479 194 40.4% — 54 54 11.4%

Gap 5,115 1,521 29.7% 737 2,822 3,559 69.6%

Guess? 619 261 42.1% 88 66 154 24.9%

Hot Topic 160 98 61.3% — 7 7 4.5%

Limited Brands 2,926 1,589 54.3% 634 1,961 2,595 88.7%

Talbots 280 166 59.3% 71 2 74 26.4%

Urban Outfitters 456 245 53.8% ——— 0.0%

Wet Seal 154 87 56.5% — 22 22 14.6%

Zumiez 117 81 69.3% ——— 0.0%

Median $ 504 $ 253 54.3% $ 12 $ 60 $ 105 27.1%

Source: Wall Street Research estimates

(1) Reflects cumulative dividend and share repurchase as a percent of average equity market capitalization since 01-Nov-2006.

Capital Structure Alternatives for J.Crew 12

2 Illustrative Share Repurchase

Assumes Cash Balance at the end of 2009 of $280 million ($ in millions)

Goldman Sachs

Share Repo Size Status Quo $50 $75 $100 $125

Total Cash Balance (FY2009) 280 280 280 280

(-) Repayment of Debt 98 98 98 98

(-) Share Repurchases 50 75 100 125

PF Cash Balance (FY2009) $131 $106 $81 $56

Share Repurchase Price $ 43.28 $ 43.28 $ 43.28 $ 43.28

Shares Repurchased (mm) 1.16 1.73 2.31 2.89

% of Outstanding Shares Repurchased (1) 1.8% 2.7% 3.7% 4.6%

FY 2010 E Pro Forma WASO 64.6 63.5 62.9 62.3 61.7

Accretion / (Dilution) Analysis

FY 2010 E EPS (2) (3) $1.73 $1.76 $1.77 $1.78 $1.80

Accretion / (Dilution) ($) $0.03 $0.04 $0.05 $0.06

Accretion / (Dilution) (%) 1.6% 2.2% 2.9% 3.6%

FY 2009E - 2011 E EPS CAGR 18.9% 20.5% 21.3% 22.0% 22.8%

Share Price at At 24.9x (Current) P/E $ 43.28 $ 43.96 $ 44.24 $ 44.53 $ 44.83

Share Price Accretion 1.6% 2.2% 2.9% 3.6%

Additional Share Repurchases (FY2010)

Pro Forma Cash Balance 131 106 81 56

(+) FCF Generated (FY2010) 134 134 134 134

(-) Repayment of Debt-

(-) Share Repurchases 50 75 100 125

PF Cash Balance (FY2010) $216 $166 $116 $66

Share Repurchase Price $ 52.95 $ 53.31 $ 53.69 $ 54.07

FY 2011 E EPS (2) (3) $2.09 $2.14 $2.17 $2.20 $2.23

Accretion / (Dilution) ($) $0.06 $0.08 $0.11 $0.14

Accretion / (Dilution) (%) 2.8% 4.0% 5.3% 6.6%

Pro Forma Credit Statistics (FY 2009)

Total Cash 280 131 106 81 56

Total Debt 98 ——— -

Adj. Debt / EBITDAR (4) 3.0 x 2.2 x 2.2 x 2.2 x 2.2 x

Source: Public filings, Management Projections

(1) Based on 63.2 basic shares outstanding as of 17-Nov-2009. (2) Based on 2010E weighted average diluted shares of 64.6 million. (3) Assumes a tax rate of 40.2% for FY2010E.

(4)	Assumes rent expense capitalized at 8.0x and 100% of rent expense attributed to interest expense.

Capital Structure Alternatives for J.Crew 13

3 Illustrative Special Dividend

Assumes Cash Balance at the end of 2009 of $280 million ($ in millions)

Goldman Sachs

Special Dividend Size Status Quo $50 $75 $100 $125

Total Cash Balance (FY2009) 280 280 280 280

(-) Repayment of Debt 98 98 98 98

(-) Special Dividends 50 75 100 125

PF Cash Balance (FY2009) $131 $106 $81 $56

FY 2010 E EPS (1) (2) $1.73 $1.73 $1.73 $1.72 $1.72

Special Dividend per share (3) 0.79 1.19 1.58 1.98

Implied Share Price at 24.9x FY2 P/E Mulitple $43.28 $43.17 $43.06 $42.94 $42.83

Shareholder Value (DPS + PF EPS x P/E) $43.96 $44.24 $44.52 $44.80

Share Price Accretion 1.6% 2.2% 2.9% 3.5%

Pro Forma Credit Statistics

Total Cash 280 131 106 81 56

Total Debt 98 -

Adj. Debt / EBITDAR (4) 3.0 x 2.2 x 2.2 x 2.2 x 2.2 x

Source: Public filings, Management Projections

(1)	Based on 2010E weighted average diluted shares of 64.6 million. (2) Assumes a tax rate of 40.2% for FY2010E.
(3)	Based on current shares outstanding of 63.2 million.
(4)	Assumes rent expense capitalized at 8.0x and 100% of rent expense attributed to interest expense.

Capital Structure Alternatives for J.Crew 14

(4) On-Going Dividend Benchmarking

Goldman Sachs

Dividend Payout

64.0% 57.4%

33.0% 25.6%

0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% NM NM NM NM NM NM

Seal Barn

.

J Fitch

Crew American Eagle Abercrombie & Buckle Gap Hot Topic AnnTaylor Zumiez Coldwater Creek Chico’s Aeropostale Urban Outfitters Wet Bebe Stores Limited Brands Dress Guess? Coach American Apparel

3.3% 3.1% 2.7% 2.6%

1.7% 1.5% 1.1%

0.4%

0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0%

Gap Topic

.

Dividend Yield

J Fitch Creek Urban Seal Barn

Crew Limited Brands Bebe Stores Buckle American Eagle Abercrombie & Guess? Coach Hot Topic AnnTaylor Zumiez Coldwater Chico’s Aeropostale Outfitters Wet Dress American Apparel

Ongoing Dividend

Dividend Payout

5.0% 15.0% 25.0% 35.0% 45.0% 55.0% 65.0%

Ongoing Dividend per share (1) 0.09 0.27 0.44 0.62 0.80 0.98 1.15

Dividend Yield 0.17% 0.51% 0.86% 1.20% 1.55% 1.90% 2.25%

Total Dividend $6 $17 $28 $39 $50 $62 $73

% of 2010E FCF 4.2% 12.5% 20.9% 29.2% 37.6% 45.9% 54.2%

% of 2010E OCF 3.0% 9.1% 15.1% 21.2% 27.2% 33.2% 39.3%

Source: Public filings, Management Projections

Note: Assumes Cost of Equity to be 11.0%. Present Value of Future Stock includes ongoing dividend

(1) Based on 2010E weighted average diluted shares of 64.6 million.

Capital Structure Alternatives for J.Crew 15

Appendix A: Supplemental Materials

Goldman Sachs

Supplemental Materials 16

Goldman Sachs

Comparison of Selected Companies

($ in millions except per share data)

Company	Closing Price 17-Nov-2009	% of 52 Week High	Equity Market Cap (1)	Enterprise Value (1)	Enterprise Value Multiples (2) Sales LTM	Enterprise Value Multiples (2) EBITDA LTM	Enterprise Value Multiples (2) EBITDA 2009	Enterprise Value Multiples (2) EBITDA 2010	Enterprise Value Multiples (2) EBIT LTM	Calendarized P/E Multiples (2) 2009	Calendarized P/E Multiples (2) 2010	5-Year EPS CAGR (2)	2010 PE/5-Year EPS CAGR	LTM Margins (1) EBITDA	LTM Margins (1) EBIT	Dividend Yield
J. Crew	$ 43.28	99 %	$ 2,944	$ 2,839	2.0 x	20.3 x	12.3 x	10.6 x	32.6 x	27.2 x	22.7 x	17.0 %	1.3 x	9.6 %	6.0 %	0.0 %
U.S. Specialty Retailer																
Abercrombie & Fitch	$ 41.27	99 %	$ 3,687	$ 3,343	1.1 x	7.5 x	9.1 x	7.0 x	15.9 x	39.7 x	23.1 x	14.5 %	1.6 x	14.1 %	6.7 %	1.7 %
Aeropostale	33.06	75	2,231	1,986	1.0	5.5	4.8	4.5	6.4	10.4	9.6	15.0	0.6	17.6	15.2	0.0
American Apparel (3)	3.32	49	236	346	0.6	7.6	6.6	4.5	17.2	NM	8.1	25.0	0.3	8.3	3.7	0.0
American Eagle	15.42	79	3,207	2,752	0.9	7.4	7.0	5.7	11.8	20.6	15.1	12.0	1.3	12.6	8.0	2.6
AnnTaylor	13.58	78	797	667	0.3	23.0	7.8	4.9	NM	NM	35.7	14.0	2.6	1.5	(4.5)	0.0
Bebe Stores	5.59	60	485	284	0.5	11.1	10.0	9.5	NM	NM	NM	17.5	8.0	4.5	(0.4)	3.1
Buckle	29.11	80	1,383	1,220	1.4	6.0	5.7	5.3	6.7	11.0	10.4	11.0	0.9	23.9	21.2	2.7
Chico's	13.48	98	2,408	2,031	1.3	17.9	11.8	8.5	NM	48.1	25.4	15.0	1.7	7.1	1.1	0.0
Coach	34.48	96	11,176	10,207	3.2	9.3	8.8	8.3	10.5	17.3	15.9	14.0	1.1	34.0	30.1	0.4
Coldwater Creek	5.81	67	531	458	0.5	NM	11.5	7.3	NM	NM	NM	15.0	NM	0.2	(5.8)	0.0
Dress Barn (4)	21.13	100	1,533	1,541	0.5	6.8	9.3	NA	11.6	18.3	16.9	11.0	1.5	6.7	4.0	0.0
Gap	22.31	96	15,647	13,516	1.0	6.2	6.0	5.8	8.9	14.8	13.7	11.0	1.2	15.5	10.9	1.5
Guess?	38.19	94	3,630	3,336	1.6	8.5	9.3	8.3	10.1	17.6	15.4	17.5	0.9	19.2	16.1	1.1
Hot Topic	6.76	51	298	216	0.3	3.1	3.4	2.9	6.5	17.8	14.1	15.0	0.9	9.1	4.3	0.0
Limited Brands	18.03	93	5,803	7,504	0.9	7.5	7.0	6.4	11.6	18.6	15.0	12.0	1.3	11.5	7.5	3.3
Urban Outfitters	33.72	98	5,834	5,545	3.0	15.2	13.4	11.0	19.9	27.9	22.5	20.0	1.1	20.0	15.2	0.0
Wet Seal	3.50	79	342	202	0.4	4.9	5.5	4.1	7.5	17.1	11.9	22.5	0.5	7.3	4.7	0.0
Zumiez	11.21	65	338	256	0.6	7.3	8.1	5.8	18.1	46.7	24.6	20.0	1.2	8.8	3.5	0.0
High		100 %	$ 15,647	$ 13,516	3.2 x	23.0 x	13.4 x	11.0 x	19.9 x	48.1 x	35.7 x	25.0 %	8.0 x	34.0 %	30.1 %	3.3 %
Mean		81	3,309	3,078	1.1	9.1	8.1	6.5	11.6	23.3	17.3	15.7	1.6	12.3	7.9	0.9
Median		79	1,882	1,764	0.9	7.5	7.9	5.8	11.0	18.0	15.3	15.0	1.2	10.3	5.7	0.0
Low		49	236	202	0.3	3.1	3.4	2.9	6.4	10.4	8.1	11.0	0.3	0.2	(5.8)	0.0

(1) Source: Latest publicly available financial statements. Equity Market Cap based on diluted shares outstanding.
(2) Sources: LTM numbers are based on latest publicly available financial statements. Projected revenues, EBITDA, EBIT, and EPS are based on IBES median estimates and/or other Wall Street research.
(3) Does not include the 7.7mm (10.8% of outstanding shares) authorized to be granted as part of the Performance Equity Plan, as no shares have currently been granted under this program.
(4) Pro Forma for the acquisition of Tween Brands for $157mm announced on 24-Jun-2009

Supplemental Materials 17

Goldman Sachs

Current Cap Structure Does Not Provide Significant Debt Repurchase Opportunities

As of 01-Aug-2009 ($ in millions)

Amount LTM LTM Leverage Interest / Tranche Current Bid /

(USD) Leverage (1) Using 8x (2) Coupon Rating Implied Yield Maturity

Cash $204

Undrawn Revolving Credit Facility (3) 194

Total Liquidity $398

Revolving Credit Facility ($200mm Capacity) - 0.0 x 2.8 L + 100-125 NA / NA May-2013

Term Loan 100 0.7 3.3 L + 175 (4) Ba2 / BB+ 93.00 / 6.2% May-2013

Total Debt $100 0.7x 3.3x

Market Equity 2,944

Total Capitalization $3,043

Corporate Rating BB- / WR Stable / NA

Source: Company Filings as of 01-Aug-2009

(1) Assumes LTM EBITDA to be $140mm as of 01-Aug-09. (2) LTM rent expense of $75mm capitalized at 8.0x. (3) Adjusts for $6mm of Letters of Credit as of 01-Aug-2009.

(4)	Interest rate is at company’s option, at base rate plus a margin of 0.75% or at L+175 bps

Supplemental Materials 18